PRICING SUPPLEMENT NO. 24                                     Rule 424(b)(3)
DATED: September 11, 1997                                   File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:             Floating Rate Notes     Book Entry Notes
$200,000,000                  [x]                     [x]

Original Issue Date:          Fixed Rate Notes        Certificated Notes
September 12, 1997            [_]                     [_]


Maturity Date:
September 11, 1998

Option to Extend Maturity:                 No  [x]

                                           Yes [_]   Final Maturity Date:


                                             Optional          Optional
                       Redemption            Repayment         Repayment
Redeemable On          Price(s)              Date(s)           Price(s)
-------------          ----------            ---------         ----------

N/A                    N/A                   N/A               N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]         Commercial Paper Rate           Minimum Interest Rate: N/A

[_]         Federal Funds Rate              Interest Reset Date(s): *

[_]         Treasury Rate                   Interest Reset Period: Monthly

[_]         LIBOR Reuters                   Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                      Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: 5.63625%

Index Maturity:  One Month

Spread (plus or minus): -0.02%

-------------------------------

*        10/14/97, 11/12/97, 12/11/97, 1/12/98, 2/11/98, 3/11/98,
         4/13/98, 5/11/98, 6/11/98, 7/13/98 and 8/11/98.

**       10/14/97, 11/12/97, 12/11/97, 1/12/98, 2/11/98, 3/11/98, 4/13/98,
         5/11/98, 6/11/98, 7/13/98, 8/11/98 and 9/11/98.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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